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EXHIBIT 5.1 and 23.2

DAVIS POLK & WARDWELL
450 LEXINGTON AVENUE
NEW YORK, NY 10017

        June 28, 2006

Aventine Renewable Energy Holdings, Inc.
1300 South 2nd Street
Pekin, IL 61555

Ladies and Gentlemen: We have acted as counsel to Aventine Renewable Energy Holdings, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 1,150,000 shares of the Company's common stock (the "Securities"), $0.001 par value per share. The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-1 (File No. 333-132860) of the Company that was declared effective earlier today (the "Initial Registration Statement"). We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we advise you that, in our opinion, the Securities have been duly authorized, validly issued, fully paid and non-assessable.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ DAVIS POLK & WARDWELL

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DAVIS POLK & WARDWELL 450 LEXINGTON AVENUE NEW YORK, NY 10017